UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2005

IFT CORPORATION
(Exact name of Registrant as Specified in its Charter)

Delaware	001-31354	13-3545304
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Quorum Business Center, 718 South Military Trail, Deerfield Beach, FL 33442
(Address of Principal Executive Offices and Zip Code)

(954) 428-7011
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IFT CORPORATION
FORM 8-K
JANUARY 25, 2005

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry Into a Material Definitive Agreement

1. Item 1.01(a)

On January 28, 2005 (the "Effective Date"), Douglas J. Kramer joined the Company as its new President and Chief Operating Officer pursuant to an Executive Employment Agreement ("Agreement"). Under the terms and conditions of the Executive Agreement, Mr. Kramer agreed to work exclusively for the Company for a period beginning on the effective date of this Agreement and ending on January 31, 2007, unless sooner terminated in accordance with the Agreement. The Agreement shall be extended automatically for an additional two (2) year period unless the parties notify each other that such extension shall not take place. In the event of any extension of this Agreement, the terms of his Agreement shall be deemed to continue in effect for the term of such extension. Mr. Kramer will serve as President and Chief Operating Officer of the Corporation, and report to the corporate Chief Executive Officer. His compensation is comprised of a $50,000 signing bonus, an annual base salary of $300,000, which base salary will automatically increase to $350,000 when he causes certain goals to be met (e.g. revenue and margin), and up to 2 Million shares of restricted common stock, subject to certain Sales Goal Thresholds as set forth in the Agreement being met.

2. Item 1.01(b)

On January 25, 2005, the Registrant signed a definitive stock purchase agreement ("Agreement") to acquire LaPolla Industries, Inc. ("LaPolla"). LaPolla, a privately-held company established in 1977 with its headquarters in Tempe, Arizona, offers acrylic coatings to the roofing market along with spray polyurethane systems. Under the terms of the Agreement, the Registrant will acquire LaPolla for $2 Million in cash and 34 shares of restricted common stock. The Registrant intends to finance the transaction through a newly established bank loan for $2 Million, which will be guaranteed and collateralized by Richard J. Kurtz, the Chairman of the Board and majority stockholder of the Registrant. The transaction is subject to customary closing conditions and expected to close in the first quarter of 2005.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Appointment of Principal Officers

Item 5.02(c)

(i)    On January 28, 2005, the Company's former president, Michael T. Adams, was promoted to Chief Executive Officer.

(ii)    On January 28, 2005, Douglas J. Kramer, joined the Registrant as President and Chief Operating Officer. Mr. Kramer is a 15 year industry veteran, with manufacturing, operations, sales and marketing experience in a broad variety of elastomeric coatings and polyurethane foam for construction. Immediately prior to joining the Registrant, Mr. Kramer was employed by Foam Enterprises, Inc., a wholly-owned subsidiary of the BASF Corporation, which manufactures polyurethane foam systems for the construction and OEM markets, with offices in Houston, Texas. Mr. Kramer held various positions at Foam Enterprises during his more than 7 years of employment. He began in 1997 as western regional sales manager and immediately prior to joining the Registrant, was vice president of construction products. Mr. Kramer attended and studied Liberal Arts at Penn State University, New Kensington, Pennsylvania from 1982 to 1983 and Austin Community College and University of Texas from 1983 to 1984 in Austin, Texas.

Item 5.03 Amendments to Bylaws

1. Item 5.03

On January 28, 2005, the Registrant's Board of Directors amended the Bylaws of the Corporation. The Board of Directors deemed it advisable and in the best interests of this Corporation to clearly define the scope and responsibilities of the Chief Executive Officer and the President capacities in the Corporation's Bylaws.

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SIGNATURES

Pursuant to the requirements of the Securities exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 3, 2005	IFT CORPORATION

By: /s/ Michael T. Adams, President
Michael T. Adams
Chief Executive Officer

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INDEX OF EXHIBITS

Exhibit Number	Description

3(ii)	Amendments to Bylaws of the Company dated January 28, 2005
10.1	Executive Employment Agreement, effective January 28, 2005, between Douglas J. Kramer and the Company.

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